Exhibit 10.1
SEVENTH MODIFICATION AGREEMENT

This Seventh Modification Agreement (“Agreement”) is made as of April 16, 2026 (the “Effective Date”), by and among TRI POINTE HOMES, INC., a Delaware corporation formerly known as TRI Pointe Group, Inc. (“Borrower”), each lender from time to time party to the Credit Agreement described below (individually, a “Lender” and collectively, the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”).
RECITALS
A.    Under that certain Second Amended and Restated Credit Agreement dated as of March 29, 2019, by and among Lenders, Borrower and Administrative Agent, as modified by that certain Modification Agreement dated as of October 30, 2020, that certain Second Modification Agreement dated as of June 10, 2021, that certain Third Modification Agreement dated as of June 29, 2022, that certain Fourth Modification Agreement dated as of December 15, 2023, that certain Fifth Modification Agreement dated as of April 30, 2025, and that certain Sixth Modification Agreement dated as of September 18, 2025 (collectively, as further amended, restated or otherwise modified, the “Credit Agreement”), Lenders agreed to make a credit facility available to Borrower (the “Credit Facility”). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.
B.    The Credit Facility is evidenced by (i) certain revolving notes each made payable to a Revolving Lender in the aggregate original principal amount of Eight Hundred Fifty Million and No/100 Dollars ($850,000,000.00) (collectively, the “Revolving Notes”), and (ii) certain term notes each made payable to a Term Lender in the aggregate original principal amount of Four Hundred Fifty Million and No/100 Dollars ($450,000,000.00) (collectively, the “Term Notes”).

C.    In connection with the Credit Facility, TRI POINTE HOMES HOLDINGS, INC., a Delaware corporation formerly known as TRI Pointe Homes, Inc. (“Tri Pointe Homes Holdings”), TRI POINTE HOLDINGS, INC., a Washington corporation (“Tri Pointe Holdings - WA”), TRI POINTE HOMES ARIZONA 91, LLC, an Arizona limited liability company formerly known as Maracay 91, L.L.C. (“Arizona 91”), TRI POINTE HOMES ARIZONA, LLC, an Arizona limited liability company formerly known as Maracay Homes, L.L.C. (“Tri Pointe Arizona”), TRI POINTE HOMES IE-SD, INC., a California corporation formerly known as Pardee Homes (“Tri Pointe IE-SD”), TRI POINTE HOMES NEVADA, INC., a Nevada corporation formerly known as Pardee Homes of Nevada (“Tri Pointe Nevada”), TRI POINTE HOMES WASHINGTON, INC., a Washington corporation formerly known as The Quadrant Corporation (“Tri Pointe Washington”), TRI POINTE HOMES TEXAS, INC., a Texas corporation formerly known as Trendmaker Homes, Inc. (“Tri Pointe Texas”), TRI POINTE HOMES TEXAS HOLDINGS, LLC, a Texas limited liability company formerly known as Trendmaker Homes Holdings, L.L.C. (“Texas Holdings”), TRI POINTE HOMES DFW, LLC, a Texas limited liability company formerly known as Trendmaker Homes DFW, L.L.C (“Tri Pointe DFW”), and TRI POINTE HOMES DC METRO, INC., a Delaware corporation formerly known as Winchester Homes Inc. (“Tri Pointe DC Metro,” and, together with Tri Pointe Homes Holdings, Tri Pointe Holdings – WA, Arizona 91, Tri Pointe Arizona, Tri Pointe IE-SD, Tri Pointe Nevada, Tri Pointe Washington, Tri Pointe Texas, Texas Holdings, and Tri Pointe DFW, the “Guarantors”), executed that certain Second Amended and Restated Guaranty Agreement dated as of March 29, 2019 in favor of Administrative Agent and the Lenders (as amended, restated or otherwise modified, the “Guaranty”), pursuant to which Guarantors guaranteed to Administrative Agent and Lenders the payment and performance of Borrower’s obligations under the Loan Documents.
D.    As of the date hereof, (i) the outstanding principal balance under the Revolving Facility is $0.00, and Facility LCs in the aggregate face amount of $28,958,055.78 have been issued by LC Issuers and remain outstanding, and (ii) the outstanding principal balance under the Term Facility is $450,000,000.00.
E.    On February 13, 2026, Borrower entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sumitomo Forestry Co., Ltd. (“Sumitomo”) and Teton NewCo, Inc. (“Merger Sub”), pursuant to which the parties thereto intend to effectuate certain transactions. The Merger Agreement provides that, subject to certain customary terms and conditions: (i) Merger Sub will merge with and into Borrower, with Borrower continuing as the surviving corporation and a wholly-owned subsidiary of Sumitomo (the “Merger”); and (ii) by virtue of the Merger, each share of Borrower’s common stock (the “Shares”) issued and outstanding immediately prior to the Merger (other than Shares that are (A) (1) held by Borrower as treasury stock; (2) held directly by Sumitomo or Merger Sub; (3) held by any direct or indirect wholly-owned subsidiary of Sumitomo or Merger Sub or (B) held by a holder who has not voted in favor of the adoption of the Merger Agreement and who has properly and validly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware), shall be converted automatically into the right to receive $47.00 per Share in cash, without interest and subject to deduction for any applicable withholding taxes (collectively, the “Transaction”). As a result of the Transaction, Borrower will become an indirect, wholly owned subsidiary of Sumitomo, resulting in a change in control of Borrower for purposes of the Credit Agreement (the “Specified Change in Control”).
F.    Borrower has requested that Administrative Agent and the Lenders consent to the Transaction, waive any Default or Event of Default that would otherwise occur under Section 7.11 of the Credit Agreement solely as a result of the Specified Change in Control, and make certain other changes to the Credit Facility on the terms and conditions set forth herein. Administrative Agent and the Lenders party to this Agreement (which Lenders constitute the Required Lenders) have agreed to consent to the Transaction, waive any Default or Event of Default that would otherwise occur under Section 7.11 of the Credit Agreement solely as a result of the Specified Change in Control, and make certain other changes to the Credit Facility on the terms and conditions set forth herein.

AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the mutual covenants herein contained, Administrative Agent, Lenders and Borrower hereby agree to the following terms and conditions:
1.    Recitals. The recitals set forth above in the Recitals are true, accurate and correct.
2.    Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Notes or any other Loan Document.
3.    Consent to the Merger Transaction; Limited Waiver. Administrative Agent and each Lender party hereto hereby (a) consent to the Transaction, and (b) pursuant to Section 8.3 of the Credit Agreement, waive any Default or Event of Default that would otherwise occur solely as a result of the consummation of the Transaction and the occurrence of the Specified Change in Control (excluding, however, any Event of Default under Section 7.3 of the Credit Agreement resulting from any violation of Section 6.7(c) of the Credit Agreement). Borrower acknowledges and agrees that (y) the foregoing consent and waiver apply only to the Transaction and the Specified Change in Control and not to any other Change in Control which may occur prior to or after the consummation of the Transaction and the occurrence of the Specified Change in Control, and (z) without limitation of Section 9 of this Agreement below, Sections 6.12 and 7.11 of the Credit Agreement remain in full force and effect.

4.    Modification of Loan Documents; Definitions.

(a)     The definition of “Change in Control” set forth in the Credit Agreement shall be amended and restated in its entirety, effective immediately upon the consummation of the Transaction, as follows:

“‘Change in Control’ means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower on a fully diluted basis; (ii) Sumitomo Forestry Co., Ltd., a Japanese corporation (kabushiki kaisha) (“Sumitomo”), fails to own, directly or indirectly, more than fifty percent (50%) of the outstanding shares of voting stock of the Borrower on a fully diluted basis, (iii) Sumitomo fails to possess, directly or indirectly, the power to direct or cause the direction of the management, policies or activities of the Borrower, whether through the ownership of the voting Stock of the Borrower or other beneficial interests, by contract or otherwise; or (iv) a “Change in Control” (or similar occurrence, however defined) occurs under any of Borrower’s outstanding senior public note indebtedness (including the Senior Debt) or any other notes issued by Borrower under an indenture or comparable document.”

(b)    Within thirty (30) days after the consummation of the Transaction, Borrower shall provide to Administrative Agent and each Lender all documentation and other information reasonably requested by Administrative Agent and such Lender with respect to the Transaction and the Specified Change in Control in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act. Borrower acknowledges and agrees that this Agreement is a Loan Document and Borrower’s obligations under this Section 4(b) are subject to Section 7.4 of the Credit Agreement.

5.    Conditions Precedent. This Agreement shall become effective as of the first date when each of the following conditions shall have been satisfied or waived in writing by the Administrative Agent:
(a)    Administrative Agent shall have received originals of (i) this Agreement executed by Borrower and the Required Lenders, and (ii) the Consent and Reaffirmation of Guaranty attached hereto executed by each Guarantor.

(b)    Administrative Agent shall have received a Certificate of an Authorized Officer of Borrower certifying that the representations and warranties contained in the Loan Documents and this Agreement are true and correct in all material respects as of the Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(c)    All payments due and owing to Administrative Agent and Lenders under the Loan Documents and any separate agreements have been paid current as of the Effective Date.
(d)    After giving effect to this Amendment, no Event of Default shall have occurred and be continuing, and other than the Specified Change in Control to occur upon the consummation of the Transaction as the same has been waived pursuant to Section 3 above, no event shall have occurred and be continuing which, with notice or the passage of time or both, would be an Event of Default.
(e)    Administrative Agent shall have received reimbursement, in immediately available funds, of all out-of-pocket costs and expenses incurred by Administrative Agent in connection with this Agreement, including, to the extent invoiced, reasonable legal fees and expenses of Administrative Agent’s counsel.

6.    Representations and Warranties. Borrower represents and warrants to Administrative Agent and Lenders as follows:
(a)    Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true and correct in all material respects as of the date of this Agreement, except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, and (ii) to the extent any such representation or warranty is expressly qualified as to materiality, in which case such representation or warranty is true and correct in all respects.
(b)    No Event of Default. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
7.    Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
8.    Effect of this Agreement. The terms and conditions of the Loan Documents are modified only to the extent specifically set forth in this Agreement and on the condition that such modification shall not prejudice any other existing or future rights, remedies, benefits or powers belonging or accruing to Administrative Agent and Lenders under the terms of the Loan Documents, as hereby modified. Administrative Agent and Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Credit Facility.

9.    No Impairment; Reaffirmation and Ratification. Except as specifically set forth herein, the terms of the Notes and the other Loan Documents shall remain in full force and effect and apply to this Agreement, and the Notes and the other Loan Documents are ratified and affirmed by the parties hereto.
10.    Successors and Assigns. The terms and conditions of this Agreement are binding upon Borrower and its representatives, successors, interests, and assigns, and shall survive the termination of this Agreement, the Notes and the other Loan Documents.
11.    Purpose and Effect of Lenders’ Approval. Administrative Agent’s and/or Lenders’ approval of any matter in connection with the Credit Facility shall be for the sole purpose of protecting Administrative Agent’s and Lenders’ security and rights. Except as specifically set forth herein with respect to the Transaction and the Specified Change in Control, neither the execution and delivery of this Agreement by Administrative Agent and Lenders, nor any approval by any of them of any matter in connection with the Credit Facility shall result in a waiver of any Default or Event of Default by Borrower or Guarantor. In no event shall Administrative Agent’s or Lenders’ approval be a representation of any kind with regard to the matter being approved.
12.    NO ORAL MODIFICATION. THIS AGREEMENT, THE CREDIT AGREEMENT (AS MODIFIED HEREBY), THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NOTWITHSTANDING ANY PRIOR PRACTICE to the contrary and for the avoidance of doubt, the parties hereto acknowledge and agree that THERE MAY BE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
13    Integration. The Loan Documents, including this Agreement, embody the entire agreement and understanding among the Borrower, the Administrative Agent, any LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
14.    Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. This Agreement shall be construed in accordance with the internal laws (without regard to conflicts of law provisions) of the State of California, but giving effect to federal laws applicable to national banks.
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IN WITNESS WHEREOF, Borrower, Administrative Agent, LC Issuer and the Lenders have executed this Agreement as of the date first above written.

BORROWER:

TRI POINTE HOMES, INC., a Delaware corporation

By:	/s/ Glenn J. Keeler
Name:	Glenn J. Keeler
Title:	Chief Financial Officer

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U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender, an LC Issuer and Administrative Agent

By:	/s/ David Prowse
Name:	David Prowse
Title:	Senior Vice President

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ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Amy Lee
Name:	Amy Lee
Title:	Vice President

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REGIONS BANK, an Alabama Bank, as a Lender

By:	/s/ Laura McCreary
Name:	Laura McCreary
Title:	Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bret Sumner
Name:	Bret Sumner
Title:	Executive Director

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JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

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FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Madison Seiter
Name:	Madison Seiter
Title:	Vice President

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TEXAS CAPITAL BANK, formerly known as Texas Capital Bank, N.A., as a Lender

By:	/s/ Cole Bitting
Name:	Cole Bitting
Title:	VP

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TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
Name:	Ryan Almond
Title:	Director

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BMO BANK N.A., as a Lender

By:	/s/ Lisa Smith Boyer
Name:	Lisa Smith Boyer
Title:	Director

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FLAGSTAR BANK, N.A., formerly known as Flagstar Bank, FSB, as a Lender

By:	/s/ Daniel Blazei
Name:	Daniel Blazei
Title:	Vice President

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Managing Director

CONSENT AND REAFFIRMATION OF GUARANTY

TRI POINTE HOMES HOLDINGS, INC., a Delaware corporation formerly known as TRI Pointe Homes, Inc. (“Tri Pointe Homes Holdings”), TRI POINTE HOLDINGS, INC., a Washington corporation (“Tri Pointe Holdings - WA”), TRI POINTE HOMES ARIZONA 91, LLC, an Arizona limited liability company formerly known as Maracay 91, L.L.C. (“Arizona 91”), TRI POINTE HOMES ARIZONA, LLC, an Arizona limited liability company formerly known as Maracay Homes, L.L.C. (“Tri Pointe Arizona”), TRI POINTE HOMES IE-SD, INC., a California corporation formerly known as Pardee Homes (“Tri Pointe IE-SD”), TRI POINTE HOMES NEVADA, INC., a Nevada corporation formerly known as Pardee Homes of Nevada (“Tri Pointe Nevada”), TRI POINTE HOMES WASHINGTON, INC., a Washington corporation formerly known as The Quadrant Corporation (“Tri Pointe Washington”), TRI POINTE HOMES TEXAS, INC., a Texas corporation formerly known as Trendmaker Homes, Inc. (“Tri Pointe Texas”), TRI POINTE HOMES TEXAS HOLDINGS, LLC, a Texas limited liability company formerly known as Trendmaker Homes Holdings, L.L.C. (“Texas Holdings”), TRI POINTE HOMES DFW, LLC, a Texas limited liability company formerly known as Trendmaker Homes DFW, L.L.C (“Tri Pointe DFW”), and TRI POINTE HOMES DC METRO, INC., a Delaware corporation formerly known as Winchester Homes Inc. (“Tri Pointe DC Metro,” and, together with Tri Pointe Homes Holdings, Tri Pointe Holdings – WA, Arizona 91, Tri Pointe Arizona, Tri Pointe IE-SD, Tri Pointe Nevada, Tri Pointe Washington, Tri Pointe Texas, Texas Holdings, and Tri Pointe DFW, the “Guarantors”), each consents to the foregoing Seventh Modification Agreement and reaffirms the full force and effectiveness of that certain Second Amended and Restated Guaranty dated as of March 29, 2019, executed by such Guarantor in favor of Administrative Agent and the Lenders (collectively, the “Guaranty”). Each Guarantor agrees that the obligations of Borrower guaranteed under the Guaranty include, without limitation, the obligation of Borrower to repay the Credit Facility, as such Credit Facility has been modified pursuant to the terms of the foregoing Seventh Modification Agreement. In addition, each Guarantor acknowledges that its obligations under the Guaranty are separate and distinct from those of Borrower on the Credit Facility, and that such Guarantor has no claims, offsets or defenses with respect to its obligations under the Guaranty.

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GUARANTOR:

TRI POINTE HOMES HOLDINGS, INC.		TRI POINTE HOMES TEXAS HOLDINGS, LLC
TRI POINTE HOLDINGS, INC.
TRI POINTE HOMES ARIZONA 91, LLC		By:	Tri Pointe Homes Texas, Inc.,
TRI POINTE HOMES ARIZONA, LLC			its Manager
TRI POINTE HOMES IE-SD, INC.
TRI POINTE HOMES NEVADA, INC.		By:	/s/ Glenn J. Keeler
TRI POINTE HOMES WASHINGTON, INC.		Name:	Glenn J. Keeler
TRI POINTE HOMES TEXAS, INC.		Title:	Chief Financial Officer
TRI POINTE HOMES DC METRO, INC.
TRI POINTE HOMES DFW, LLC
By:	/s/ Glenn J. Keeler
Name:	Glenn J. Keeler	By:	Tri Pointe Homes Texas Holdings, LLC,
Title:	Chief Financial Officer		its Manager

		By:	Tri Pointe Homes Texas, Inc.,
its Manager

		By:	/s/ Glenn J. Keeler
		Name:	Glenn J. Keeler
		Title:	Chief Financial Officer
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